Exhibit 3.1

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

(Before Payment of Capital or Issuance of Stock)

Michael D. Taylor

-----------------

Name of Incorporator

certify that:

1.   He constitutes at two-thirds of the original incorporators of SILICON SOUTH, a Nevada Corporation.

2.   The original Articles were filed in the Office of the Secretary of State on June 20, 1997.

3    As of the date of this certificate, no stock of the corporation has been issued.

4.   They hereby adopt the following amendments to the articles of incorporation of this corporation:

     Article FIRST is amended to read as follows:

          FIRST. The name of the corporation is

                       SILICON SOUTH, INC.

     Article FOURTH is amended to read as follows:

FOURTH.  That the voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with a par value of .01 and no other class of stock shall be authorized. Said shares with par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

                                                                   /s/ Signature

                                                                     -------------

State of Nevada                )

                                            )ss.

County of Carson              )

     On 8/20/99, personally appeared before me, a Notary Public, Michael D. Taylor, who acknowledged that they executed the above instrument.

                                                             /s/ Deanna K. Kelly

                                                               -------------------

                                                         Signature of Notary Public

[NOTARY SEAL]

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(Before Payment of Capital or Issuance of Stock)

     Corporate Advisory Services, Inc. and N/A certify that:

1.   They constitute at two-thirds of the original incorporators of California Seasons Franchise Corp., a Nevada Corporation.

2.   The original Articles were filed in the Office of the Secretary of State on June 20, 1997.

3.   As of the date of this certificate, no stock of the corporation has been issued.

4.   They hereby adopt the following amendments to the articles of incorporation of this corporation:

     Article FIRST is amended to read as follows:

          FIRST. The name of the corporation is

                       SILICON SOUTH

     Article FOURTH is amended to read as follows:

FOURTH.  That the voting common stock authorized that may be issued by the corporation is FIFTY MILLION  (50,000,000)  shares of stock with a par value of .01 and no other class of stock shall be authorized. Said shares  with par value may be issued by the  corporation  from time to time for such considerations as may be fixed from time to time by the Board of Directors.

                                                                     /s/ signature

                                                                       -------------

State of Nevada           )

                                       ) ss.

County of Carson        )

     On 9/25/98, personally appeared before me, a Notary Public, Michael D. Taylor, who acknowledged that they executed the above instrument.

                                                             /s/ Deanna K. Kelly

                                                                -------------------

                                                             Signature of Notary

[NOTARY SEAL]

Articles of Incorporation

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of

--

CALIFORNIA SEASONS FRANCHISE CORP.

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     FIRST. The name of the corporation is:

                       CALIFORNIA SEASONS FRANCHISE CORP.

     SECOND.  Its  principle  office in the State of  Nevada is  located  at 251 Jeanell Dr.  Suite 3, Carson  City,  NV 89703,  although  this  Corporation  may maintain an office, or offices,  in such other place within or without the state of Nevada as may from time to time be designated  by the Board of Directors,  or by the by-laws of said  Corporation,  and that this  Corporation may conduct all Corporation  business  of every kind and  nature,  including  the holding of all meetings of Directors and  Stockholders,  outside the State of Nevada as well as within the State of Nevada.

     THIRD.  The objects for which this  Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

          (A) Shall have such rights,  privileges and powers as may be conferred upon corporations by any existing law.

          (B) may at any time exercise such rights,  privileges and powers, when not  inconsistent  with the purposes and objects for which this corporation is organized

          (C) Shall have power to have  succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according  to law.

          (D) Shall have power to sue and be sued in any court of law or equity.

          (E) Shall have power to make contracts.

          (F) Shall have power to hold,  purchase  and convey real and  personal estate and to mortgage or lease any such real and personal  estate with its franchises.  The power to hold real and personal  estate shall  include the power to take the same  devise or bequest  in the State of  Nevada,  or any other state, territory or country.

          (G) Shall  have  power to  appoint  such  officers  and  agents as the affairs  of the  corporation  shall  require,  and to allow  them  suitable compensation.

          (H)  Shall  have  power  to make  by-laws  not  inconsistent  with the constitution  of the  United  States,  or of the State of  Nevada,  for the management,  regulation  and  government of its affairs and  property,  the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

          (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

          (J) Shall  have  power to adopt and use a common  seal or stamp by the corporation on any corporate  documents is not necessary.  The  corporation may use a seal or stamp,  if it desires,  but such non-use shall not in any way affect the legality of the document.

          (K) Shall have power to borrow money and contract debts when necessary for the  transaction of its business,  or for the exercise of its corporate rights,  privileges or  franchises,  or for any other lawful purpose of its incorporation;  to  issue  bonds,  promissory  notes,  bills  of  exchange, debentures,  and other  obligations and evidences of indebtedness,  payable upon the  happening  of a  specified  event or events,  whether  secured by  mortgage,  pledge, or otherwise,  or unsecured,  for money borrowed,  or in payment  for  property  purchased,  or  acquired,  or for any other  lawful object.

          (L) Shall have  power to  guarantee,  purchase,  hold,  sell,  assign, transfer,  mortgage,  pledge  or  otherwise  dispose  of the  shares of the capital stock,  or any bonds,  securities or evidences of the  indebtedness created by, any other  corporation or  corporations of the State of Nevada, or any other state or  government,  and while owners of such stock,  bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

          (M) Shall have power to purchase,  hold,  sell and transfer  shares of its own capital  stock,  and use  therefor its  capital,  capital  surplus, surplus, or other property or fund.

          (N) Shall have power to conduct  business,  have one or more  offices, and hold,  purchase,  mortgage and convey real and personal property in the State of Nevada,  and in any of the states,  territories,  possessions  and dependencies  of the United  States,  the  District  of  Columbia,  and any foreign countries.

          (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation,  or any amendment thereof,  or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful  business  necessary  or  incidental  to the  attainment  of the objects of the corporation, or any amendment thereof.

          (P) Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.

          (Q)  Shall have the  power to enter  into  partnerships,  general  or limited, or joint ventures, in connection with any lawful activities.

     FOURTH.  That the  voting  common  stock  authorized  may be  issued by the corporation is TWENTY-FIVE  THOUSAND (25,000) shares of stock without nominal or par value and no other class of stock shall be  authorized.  Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

     FIFTH.  The governing body of the corporation  shall be known as directors, and the number of  directors  may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this  Corporation,  providing that the number of directors  shall be reduced to no less than one (1). The name and post  office  address of the first  board of  Directors  shall be one (1) in number and listed as follows:

NAME                                POST OFFICE ADDRESS

   ----                                             -------------------

Michael D. Taylor                251 Jeanell Dr. Suite 3

                                             Carson City, NV 89703

     SIXTH. The capital stock,  after the amount of the  subscription  price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH.  The name and post office address of the  incorporator(s)  signing the Articles of Incorporation is as follows:

NAME                                        ADDRESS

   ----                                                    -------

Michael D. Taylor                251 Jeanell Dr. Suite 3

                                             Carson City, Nevada 89701

     EIGHTH. The resident agent for this corporation shall be:

                        CORPORATE ADVISORY SERVICE, INC.

     The address of said agent,  and, the principle or statutory address of this corporation  in the State of Nevada is.

                            251 Jeanell Dr. Suite 3,

                           Carson City, Nevada 89703

     NINTH. The corporation is to have perpetual existence.

     TENTH.  In  furtherance  and not in limitation  of the powers  conferred by statute, the Board of Directors is expressly authorized: Subject to the By-Laws, if any, adopted by the stockholders,  to make, alter or amend the By-Laws of the Corporation.  To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed,  mortgages and liens upon the real and personal  property of this  corporation.  By  resolution passed  by a  majority  of the  whole  Board,  to  consist  of one  (1) or  more committees,  each  committee  to  consist  of  one  or  more  directors  of  the corporation,  which, to the extent provided in the resolution, or in the By-Laws of the  Corporation,  shall  have and may  exercise  the  powers of the Board of

Directors in the management of the business and affairs of the Corporation. Such committee,  or committees,  shall have such name, or names,  as may be stated in the By-Laws of the  Corporation,  or as may be  determined  from time to time by resolution  adopted by the Board of  Directors.  When and as  authorized  by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders  meeting called for the purpose,  or when authorized by written consent of the holders of at least a majority of the voting  stock  issued and  outstanding,  the Board of  Directors shall have power and authority at any meeting to sell,  lease or exchange all of the  property  and assets of the  Corporation,  including  its good will and its corporate  franchises,  upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH.  No  shareholder  shall  be  entitled  as a  matter  of  right to subscribe  for,  or  receive  additional  shares  of any  class  of stock of the Corporation,  whether now or hereafter authorized,  or any bonds,  debentures or securities  convertible  into stock may be issued or disposed of by the Board of Directors  to such  persons and on such terms as is in its  discretion  it shall deem advisable.

     TWELFTH.  No director  or officer of the  Corporation  shall be  personally liable to the Corporation or any of its  stockholders  for damages for breach of fiduciary  duty as a director  or officer  involving  any act of omission of any such director or officer; provided,  however, that the foregoing provision shall not  eliminate  or limit the  liability of a director or officer (i) for acts or omissions which involve intentional misconduct,  fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section  78.300 of the Nevada  Revised  Statutes.  Any repeal or  modification  of this  Article by the stockholders  of the  Corporation  shall be  prospective  only,  and  shall  not adversely  affect any  limitation  on the  personal  liability  of a director or officer  of the  Corporation  for  acts or  omissions  prior to such  repeal  or modification.

     THIRTEENTH. This Corporation reserves the right to amend, alter, change, in any manner  now or  hereafter  prescribed  by  statute,  or by the  Articles  of Incorporation,  and all rights  conferred upon  Stockholders  herein are granted subject to this reservation.

     I, THE  UNDERSIGNED,  being the  Incorporator  Herein  before named for the purpose of forming a Corporation  pursuant to the General Corporation Law of the State of  Nevada,  do make and file  these  Articles  of  Incorporation,  hereby declaring and certifying  that the facts herein are true, and  accordingly  have hereunto set my hand this 6th. day of June, 1997.

                                                           /s/ Michael D. Taylor

                                                                ---------------------

                                                                Michael D. Taylor

STATE OF NEVADA              )

                                                    ) SS:

CARSON CITY                         )

     On this 6th.  day of June,  1997,  in Carson City,  Nevada,  before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                               Michael D. Taylor

Known to be the person whose name is subscribed  to the  foregoing  document and acknowledged to me that he executed the same.

/s/ Bethany Jane Graser

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Notary Public

                                                                   [NOTARY SEAL]

     Corporate  Advisory Service,  Inc. does hereby accept as Resident Agent for the previously named Corporation.

Corporate Advisory Service, Inc.

/s/ Michael D. Taylor                                                       6-6-97

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By Michael D. Taylor, President                                     Date